Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 1, 2015, by and between CORVEL CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 28, 2009, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1. (a) is hereby amended by deleting “September 1, 2015” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “September 1, 2016,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of August 14, 2015 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Section 1.2. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.2. STANDBY LETTER OF CREDIT.

(a) Standby Letter of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to issue or cause an affiliate to issue a standby letter of credit for the account of Borrower and for the benefit of TRAVELERS INSURANCE for financing in the event of non-payment (the “Standby Letter of Credit”) in the principal amount of Four Million Five Hundred Forty Five Thousand Dollars ($4,545,000.00). The form and substance of the Standby Letter of Credit shall be subject to approval by Bank, in its sole discretion. The Standby Letter of Credit shall have an expiration date of May 26, 2016, or such other date agreed to by Bank in its sole discretion, and shall be subject to the additional terms of the Letter of Credit agreement, application and any related documents required by Bank in connection with the issuance thereof (the “Letter of Credit Agreement”).

(b) Repayment of Drafts. Each drawing paid under the Standby Letter of Credit shall be repaid by Borrower in accordance with the provisions of the Letter of Credit Agreement.”

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3. Section 7.2. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	CORVEL CORPORATION
111 Southwest 5th Avenue, Suite 200
Portland, Oregon 97204

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
MAC P6101-250
1300 Southwest 5th Avenue, 25th Floor
Portland, Oregon 97201

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.”

4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

CORVEL CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Richard Schweppe	By:	/s/ DAWN MOORE
Name:	Richard Schweppe		DAWN MOORE, SENIOR VICE PRESIDENT
Title:	CFO

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